Exhibit 99.3

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of HI-QUALITY PRODUCTIONS INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hi-Quality Productions Inc. (the “Company”) as of June 30, 2026 and 2025, the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years then ended June 30, 2026 and 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2026 and 2025, and the results of its operations and its cash flows for each of the years ended June 30, 2026 and 2025, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2026.

/s/ Audit Alliance LLP

Singapore

November 10, 2026

F-2

HI-QUALITY PRODUCTIONS INC.

BALANCE SHEETS AS OF JUNE 30, 2026 AND 2025

(All amounts in US$, except for number of shares)

	As of June 30,
	2026	2025
ASSETS
Current Assets
Cash and cash equivalents	$93,317	$214,281
Accounts receivable	232,409	471,033
Inventories	557,907	131,076
Other receivables	48,252	-
Total Current Assets	931,885	816,390

Non-Current Assets
Plant and equipment, net	290,534	373,774
Right-of-use asset, net	217,514	334,283
Total Non-Current Assets	508,048	708,057
Total Assets	$1,439,933	$1,524,447

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	558,965	604,317
Amount due to related parties	-	126,706
Accrued expenses and other payables	185,526	10,568
Lease liability	124,911	115,702
Total Current Liabilities	869,402	857,293

Non-Current Liabilities
Deferred tax liabilities	98,944	94,159
Lease liability	88,207	213,118
Total Non-Current Liabilities	187,151	307,277
Total Liabilities	$1,056,553	$1,164,570

Commitments and contingencies (Note 12)

Shareholders’ Equity
Ordinary shares ($0.01 par value per share; 1,500 shares issued and outstanding as of June 30, 2026 and 2025)	15	15
Retained earnings	383,365	359,862
Total Shareholders’ Equity	$383,380	$359,877
Total Liabilities and Shareholders’ Equity	$1,439,933	$1,524,447

The accompanying notes are an integral part of these financial statements.

F-3

HI-QUALITY PRODUCTIONS INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED JUNE 30, 2026 AND 2025

(All amounts in US$, except for number of shares and per share data)

	For the years ended June 30,
	2026	2025
Revenues	$2,727,690	$3,644,351
Cost of revenues	(1,761,807)	(2,171,362)
Gross profit	965,883	1,472,989
Operating expenses
General and administrative expenses	(930,132)	(670,927)
Income from operations	35,751	802,062
Interest expense	(6,000)	-
Income before income tax expense	29,751	802,062
Income tax expenses	(6,248)	(168,433)
Net income and total comprehensive income	$23,503	$633,629

The accompanying notes are an integral part of these financial statements.

F-4

HI-QUALITY PRODUCTIONS INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2026 AND 2025

(All amounts in US$, except for number of shares)

	Ordinary shares		Retained	Total shareholders’
	Shares	Amount	earnings	equity
Balance as of July 1, 2025	1,500	$15	$359,862	$359,877
Net income	-	-	23,503	23,503
Balance as of June 30, 2026	1,500	$15	$383,365	$383,380

	Ordinary shares		(Accumulated deficit) retained	Total shareholders’
	Shares	Amount	earnings	equity
Balance as of July 1, 2024	1,500	$15	$(273,767)	$(273,752)
Net income	-	-	633,629	633,629
Balance as of June 30, 2025	1,500	$15	$359,862	$359,877

The accompanying notes are an integral part of these financial statements.

F-5

HI-QUALITY PRODUCTIONS INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2026 AND 2025

(All amounts in US$)

	For the years ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$23,503	$633,629

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation of plant and equipment	83,240	83,240
Bad debt written off	167,667	-
Amortization of right-of-use asset	116,769	111,802
Deferred tax expenses	4,785	166,933
Changes in operating assets and liabilities:
Accounts receivable	70,957	(280,197)
Inventories	(426,831)	63,150
Other receivables	(48,252)	-
Lease liability	(115,702)	(117,265)
Accounts payable	(45,352)	343,963
Accrued expenses and other payables	24,958	10,568
Net cash (used in) provided by operating activities	$(144,258)	$1,015,823

Cash flows from financing activities:
Repayment of a related party	(126,706)	(1,022,491)
Proceeds from third-party loans	150,000	-
Net cash provided by (used in) financing activities	$23,294	$(1,022,491)
Net change in cash and cash equivalents	$(120,964)	$(6,668)
Cash and cash equivalents at the beginning of year	214,281	220,949
Cash and cash equivalents at the end of year	$93,317	$214,281

Supplemental disclosure of cash flow information:
Income tax paid	$1,463	$1,500

Supplemental disclosure of non-cash flow information:
Right-of-use asset obtained in exchange for lease liability	-	446,085

The accompanying notes are an integral part of these financial statements.

F-6

HI-QUALITY PRODUCTIONS INC.

NOTES TO FINANCIAL STATEMENTS

(All amounts in US$, except for number of shares and per share data)

Note 1. Nature of business and general information

Hi-Quality Productions Inc. (the “Company”) is a domestic profit corporation incorporated and domiciled in the state of New Jersey, United States. The Company was incorporated on March 8, 2023. The principal activity of the Company is the production and sale of APET film and related products.

Ordinary shares of the Company have $0.01 par value. All ordinary shares carry one vote per share without restrictions.

Note 2. Summary of significant accounting policies

a. Basis of presentation and going concern

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

The accompanying financial statements have been prepared on a going concern basis. In accordance with ASC 205-40, Presentation of Financial Statements—Going Concern, management has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date the financial statements are issued. Based on this evaluation, management concluded that no substantial doubt exists about the Company’s ability to continue as a going concern.

b. Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates used in preparing the financial statements are reasonable and prudent; however, actual results could differ from these estimates under different assumptions or conditions. Significant accounting estimates include revenue recognition, the allowance for expected credit losses, deferred tax assets, valuation allowance and the useful lives of property and equipment.

c. Functional currency

The accompanying financial statements are presented in US$. The functional currency of the Company is the United States dollar (“US$”).

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Financial assets and liabilities denominated in other than the functional currency are re-measured at the balance sheet date exchange rate. The resulting exchange differences are recorded in the statements of comprehensive income as general and administrative expenses.

F-7

Note 2. Summary of significant accounting policies (Continued)

d. Fair value measurements

In accordance with FASB ASC 820 Fair Value Measurements and Disclosures, the Company uses a three-level hierarchy for fair value measurements of certain assets and liabilities for financial reporting purposes that distinguishes between market participant assumptions developed from market data obtained from outside sources (observable inputs) and the Company’s own assumptions about market participant assumptions developed from the best information available to us in the circumstances (unobservable inputs). The fair value hierarchy is divided into three levels based on the source of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.

Level 2:	Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3:	Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management during the years ended June 30, 2026 and 2025. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities and amount due to related parties approximated their fair values as of June 30, 2026 and 2025.

e. Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents approximate their fair value.

As of June 30, 2026 and June 30, 2025, all of the Company’s cash, which is denominated in U.S. dollars, was held in accounts in the United States.

f. Accounts receivable, net

Accounts receivable are stated at their net realizable value, which represents the outstanding balance net of an allowance for expected credit losses. The Company records accounts receivable and the corresponding revenue when it has an unconditional right to consideration upon transfer of goods to its customers.

The Company maintains an allowance for expected credit losses in accordance with ASC 326 “Financial Instruments — Credit Losses”. The allowance represents management’s best estimate of current expected credit losses over the contractual life of the receivables, considering available information from internal and external sources relevant to assessing collectability, including historical credit loss experience, current economic conditions, and reasonable and supportable forecasts.

As of June 30, 2026 and 2025, the allowance for expected credit losses was nil; however, during the year ended June 30, 2026, the Company recognized expected credit loss expense of $167,667 and subsequently wrote off the related receivable balance.

F-8

Note 2. Summary of significant accounting policies (Continued)

g. Expected credit loss and accounts receivable

The Company adopted Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) 326, “Financial Instruments — Credit Losses” (“ASC 326”), on July 1, 2024.

The Company’s accounts receivable is within the scope of ASC 326. ASC 326 introduces an approach based on expected credit losses on financial assets measured at amortized cost. Upon adoption of ASC 326, the Company estimates expected credit losses for accounts receivable using the roll-rate method on a collective basis when similar risk characteristics exist. Expected credit losses are included in general and administrative expenses in the statements of operations and comprehensive income. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Accounts receivable represents receivables derived in the ordinary course of business, net of an allowance for any potentially uncollectible amounts. The Company estimates expected credit and collectability trends for the allowance for credit losses based on its assessment of various factors, including historical experience, the age of accounts receivable balances, the credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions that may vary by geography, customer type, or industry sub-vertical, and other factors that may affect its ability to collect from customers.

During the year ended June 30, 2026, a long-term customer ceased its business relationship with the Company and, in April 2026, cancelled its outstanding purchase orders. A residual receivable of $239,524 from the customer remained uncollected. Based on management’s assessment of the customer’s financial condition and the status of collection efforts, management measured the lifetime expected credit loss and wrote off $167,667 of the related accounts receivable against the allowance for expected credit losses. The write-off was included in general and administrative expenses in the statements of operations and comprehensive income for the period. Management will continue to monitor the collection status of the remaining receivable and will adjust the allowance as appropriate if additional information becomes available.

h. Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is principally determined using the weighted average method. Cost of work-in-process and finished goods comprise direct materials, direct production costs and an allocation of production overheads based on normal operating capacity. The Company takes ownership, risks and rewards of the products purchased. Inventory is written down for damaged and slow-moving goods, which is dependent upon factors such as historical and forecasted consumer demand. When appropriate, write downs to inventory are recorded to write down the cost of inventories to their net realizable value. Write downs are recorded in cost of revenues in statements of operations and comprehensive income. Inventory write-downs recognized as of June 30, 2026 and 2025 were nil.

F-9

Note 2. Summary of significant accounting policies (Continued)

i. Plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Categories	Expected useful life
Machinery and equipment	7 years
Motor vehicle	5 years

The Company assesses the carrying value of property, plant and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. For the years ended June 30, 2026 and 2025, the Company determined there were no indicators of impairment.

j. Impairment of long-lived assets

The Company reviews its long-lived assets, plant and equipment, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated from the use of the asset and its eventual disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the impaired assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. There was no impairment of long-lived assets as of and for the years ended June 30, 2026 and 2025.

k. Revenue recognition

The Company generates revenue from the sale of APET products, including APET film and related packaging products. The Company follows FASB ASC 606, “Revenue from Contracts with Customers,” and ASU 2014-09 for revenue recognition. To determine revenue recognition for arrangements within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company’s sales contracts are purchase orders that may cover both APET film and related packaging products, some of which are customized to customer specifications. Each good sold is distinct because the customer can benefit from it on its own or together with other readily available resources, and each promise to transfer a good is separately identifiable, as each good is delivered and invoiced individually and is not converted, combined, or significantly modified with other goods into a single combined output. Accordingly, each good delivered constitutes a separate performance obligation. Shipping and handling activities performed after the customer obtains control of the goods are fulfillment activities and are not accounted for as separate performance obligations.

The Company is the principal in its revenue arrangements, as it controls the goods before they are transferred to the customers. The Company purchases raw materials from suppliers, manufactures the APET film and packaging products at its own facilities, is primarily responsible for fulfilling the promise to provide the goods, bears inventory risk for the goods before delivery, and has discretion in establishing the sales prices. Accordingly, revenue is recognized on a gross basis.

Revenue is recognized at a point in time upon delivery of the goods to customers, when the customer obtains control of the goods. Delivery is evidenced by delivery notes signed and returned by the customers. Freight costs are borne by the customers, and there is no right of return or exchange after delivery. For the years ended June 30, 2026 and 2025, $2,727,690 and $3,644,351 of the revenue was recognized at a point in time, respectively.

The Company operates in a single product category and derives all of its revenue from customers located in the United States. The Company had no contract liabilities as of June 30, 2026 and 2025.

F-10

Note 2. Summary of significant accounting policies (Continued)

l. Cost of revenues

Our cost of revenues mainly consists of raw materials, direct labor, manufacturing overhead, packaging costs and depreciation of production equipment. These costs are recognized in profit or loss in the same period as the corresponding revenue is recognized.

m. General and administrative expenses

General and administrative expenses represent costs incurred for general management and administrative functions of the Company. These include professional and statutory fees, personnel-related costs, office and communication expenses, transportation and travelling costs, credit loss and others. Such expenses are recognized in the period in which the related services are received or obligations are incurred.

n. Income tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

o. Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM is the chief executive director. The CODM regularly reviews entity-wide operating results and reviews revenues and net income when making decisions about allocating resources and assessing performance of the segment, and hence, the Company has only one reportable segment. Therefore, as the Company has determined it operates as a single reportable segment, the CODM assesses the Company’s performance and results of operations on an entity-wide basis.

p. Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

F-11

Note 2. Summary of significant accounting policies (Continued)

q. Comprehensive income

Comprehensive income is defined as a change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company’s comprehensive income is the same as net income for all periods presented.

r. Leases

The Company has applied ASC Topic 842, Leases, since July 1, 2024. Because the Company was formed subsequent to the effective date of ASC Topic 842, the Company adopted the standard upon formation and has consistently applied its recognition, measurement, presentation, and disclosure requirements to all leases for all periods presented. As a result, no pre-ASC Topic 842 lease accounting guidance has been applied in any period presented, and no transition adjustment relating to the adoption of ASC Topic 842 has been recognized in the accompanying financial statements.

Right-of-Use (“ROU”) assets represent the Company’s rights to use underlying assets for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. As the implicit rate in lease is not readily determinable for the Company’s operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company accounts for lease and non-lease components separately.

s. Recently accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued and has evaluated all other pronouncements.

Other accounting standards that have been issued by the Financial Accounting Standards Board (“FASB”) or other standards-setting bodies are not expected to have a material effect on the Company’s financial position, result of operations, or cash flows.

F-12

Note 2. Summary of significant accounting policies (Continued)

In March 2024, the FASB issued Accounting Standards Update 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (ASC 220-40): Disaggregation of Income Statement Expenses, to improve the disclosures about a public business entity’s expenses and to provide more detailed information about the types of expenses in commonly presented expense captions. The amendments in this update should be applied either prospectively or retrospectively. In January 2025, the FASB issued the amendment to amend the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company began a detailed assessment of the impact that this guidance will have on its consolidated financial statements and related disclosures, and its analysis is currently ongoing.

In November 2024, the FASB issued ASU 2024-03, “Income Statement (ASC 220): Reporting Comprehensive Income - Expense Disaggregation Disclosures, Disaggregation of Income Statement Expenses,” that requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently assessing the potential impacts of adoption on the consolidated financial statements.

In January 2025, the FASB issued No. 2024-03 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic220-40): Disaggregation of Income Statement Expenses. The FASB is issuing the amendments to clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. However, the FASB acknowledges that there was ambiguity between the intent in the basis for conclusions in Update 2024-03 and the transition guidance that was included in the Codification when Update 2024-03 was issued. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements and related disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments provide a practical expedient that allows entities to assume that current conditions as of the balance sheet date remain unchanged over the remaining life of current accounts receivable and current contract assets arising from transactions accounted for under ASC Topic 606.The Company adopted this ASU effective January 1,2026 and elected to apply the practical expedient. The adoption did not have a material impact on the Company’s consolidated financial statements.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. This ASU clarifies the scope, form, content and disclosure requirements for interim financial statements prepared under U.S. GAAP, consolidates existing interim-disclosure requirements into a comprehensive list, and adds a principle requiring disclosure of material events occurring since the end of the most recent annual reporting period. The amendments do not expand or reduce existing disclosure requirements. For public business entities, the guidance is effective for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted and may be applied prospectively or retrospectively. The Company is currently evaluating the impact of this ASU on its consolidated financial statement disclosures.

The Company did not identify other recent accounting pronouncements that could potentially have a material impact on the Company’s consolidated results of operations or financial position.

F-13

Note 3. Concentration risk

Concentration of customers

For the year ended June 30, 2026, two customers accounted for 48% and 21% of the Company’s total revenue, respectively. For the year ended June 30, 2025, one customer accounted for 99% of the Company’s total revenue.

As of June 30, 2026, two customers accounted for approximately 69% and 31% of the Company’s accounts receivable, respectively. As of June 30, 2025, one customer accounted for approximately 100% of the Company’s accounts receivable.

Concentration of suppliers

For the year ended June 30, 2026 and 2025, one supplier accounted for 100% and 94% of the Company’s total purchases, respectively.

As of June 30, 2026, two suppliers accounted for approximately 80% and 20% of the Company’s accounts payable, respectively. As of June 30, 2025, two suppliers accounted for approximately 73% and 18% of the Company’s accounts payable, respectively.

Note 4. Accounts receivable

Accounts receivable consist of the following:

	As of June 30,
	2026	2025
Accounts receivable,	$232,409	$471,033

As of November 10, 2026, all accounts receivable have been collected.

F-14

Note 5. Inventories

Inventories primarily consisted of the following materials as of June 30, 2026 and 2025:

	As of June 30,
	2026	2025
Raw materials	$306,950	$80,885
Finished goods	250,957	50,191
Total	$557,907	$131,076

Note 6. Plant and equipment, net

Plant and equipment, net consisted of the following:

	As of June 30,
	2026	2025
Machinery and equipment	$506,000	$506,000
Motor vehicle	62,000	62,000
Total	$568,000	$568,000
Less: accumulated depreciation	(277,466)	(194,226)
Net carrying amount	$290,534	$373,774

Depreciation expenses for the years ended June 30, 2026 and 2025 were $83,240 and $83,240, respectively.

Note 7. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consist of the following:

	As of June 30,
	2026	2025
Loan from a third party	$150,000	$-
Accrued interest expense	6,000	-
Tax payables	-	1,463
Accrued expense	29,526	9,105
Total	$185,526	$10,568

In April 2026, the Company entered into a loan agreement with a third party, under which the Company borrowed $150,000 for working capital purposes. The loan matures 3 months from the disbursement date, bears interest at 8% per year, and is repayable in a single installment of principal plus interest at maturity. The loan is unsecured and unguaranteed, may be prepaid without penalty upon 10 business days’ notice, and carries no default interest or penalty on overdue amounts. In July 2026, the principal had been repaid in full in accordance with the agreement.

F-15

Note 8. Lease

The Company has applied ASC Topic 842, Leases, since July 1, 2024. ASC 842 requires lessees to recognize right-of-use asset and lease liability on the balance sheet.

Operating lease cost for the years ended June 30, 2026 and 2025 was $160,117 and $158,321, respectively.

The Company’s ROU asset and operating lease liability recognized in balance sheet consisted of the following:

	As of June 30,
	2026	2025
Right-of-use asset
Cost	$446,085	$446,085
Less: accumulated amortization	(228,571)	(111,802)
Right-of-use asset, net	$217,514	$334,283

	As of June 30,
	2026	2025
Operating lease liability
Current portion	$124,911	$115,702
Non-current portion	88,207	213,118
Total	$213,118	$328,820

	As of June 30,
	2026	2025
Operating leases:
Weighted average remaining lease term (years)	1.75	2.75
Weighted average discount rate	4.57%	4.57%

The maturity analysis of the Company’s non-cancelable operating lease obligations as of June 30, 2026 is as follows:

Operating leases
Year ending June 30,
2027	$131,929
2028	89,694
Total undiscounted lease obligations	221,623
Less: imputed interest	(8,505)
Lease liability recognized in the balance sheets	$213,118

F-16

Note 9. Income taxes

The Company is incorporated in New Jersey and is subject to U.S. federal and New Jersey state income taxes.

The federal corporate income tax rate is 21%. New Jersey imposes the corporation business tax at graduated rates of 6.5%, 7.5%, and 9%, with a 2.5% corporate transit fee on allocated taxable net income exceeding $10 million, resulting in a maximum marginal state rate of 11.5%.

The current and deferred components of the income tax expenses were as follows:

	For the years ended June 30,
	2026	2025
Income tax expenses for the years:
Current	$1,463	$1,500
Deferred	4,785	166,933
Total income tax expense	$6,248	$168,433

The following table reconciles the statutory rate to the Company’s effective tax rate. The effective tax rate reconciliation is based on federal corporate income tax rate is 21%.

	For the years ended June 30,
	2026	2025
Federal Statutory income tax rates	21.0%	21.0%
Permanent differences	-%	-%
Effective income tax rate	21.0%	21.0%

The principal components of deferred tax assets and deferred tax liabilities were as follows:

	As of June 30,
	2026	2025
Deferred tax liabilities
Temporary differences	$98,944	$94,159

Deferred tax liabilities	$98,944	$94,159

The Company had no unrecognized tax benefits as of June 30, 2026 and 2025. The Company currently has no tax examinations in progress.

Uncertain tax positions

The Company evaluates uncertain tax positions in accordance with ASC 740, Income Taxes. As of June 30, 2026 and 2025, the Company had no unrecognized tax benefits and no material uncertain tax positions. Accordingly, the Company recognized no interest or penalties related to uncertain tax positions for the year ended June 30, 2026 and 2025, and had no accrued interest or penalties as of June 30, 2026 and 2025.

F-17

Note 10. Segment information

The Company manages its business in a centralized manner and operates as a single segment and accordingly has only one operating and reportable segment. The Company’s Chief Executive Officer serves as the CODM. The CODM regularly reviews entity-level operating results, including revenue and net income as presented in the statement of operations and comprehensive income, when making decisions about resource allocation and assessing segment performance. Therefore, the Company has one reportable segment.

The primary measures of segment revenue and profitability for the Company’s operating segment are considered to be revenue and net income. The CODM uses revenue to assess market performance and growth, and net income to evaluate profitability and cost management. Both measures are used together to allocate resources, including personnel and capital resources. Significant expense categories regularly provided to and reviewed by the CODM include those presented in the statements of operations and comprehensive income as well as disaggregated expenses of payroll and welfare expenses and other general and administrative expenses.

The following table presents the segment information of the Company for the measurement of segment profitability for the years ended June 30, 2026 and 2025:

	For the years ended June 30,
	2026	2025
Revenues	$2,727,690	$3,644,351
Cost of revenues	(1,761,807)	(2,171,362)
Gross profit	965,883	1,472,989
Operating expenses
General and administrative expenses	(930,132)	(670,927)
Income from operations	35,751	802,062
Interest expense	(6,000)	-
Income before income tax expense	29,751	802,062
Income tax expenses	(6,248)	(168,433)
Net income	$23,503	$633,629

Substantially all of the Company’s revenues and long-lived assets are located in United States.

F-18

Note 11. Related party transactions

The table below sets forth major related party of the Company and its relationship with the Company:

Name	Relationship with the Company
Mr. Cheng You	Shareholder and Director

Amounts due to related party:

Related Parties	Nature	As of June 30, 2026	As of June 30, 2025
Mr. Cheng You	loans	$-	$126,706
Total		$-	$126,706

(1) As of June 30, 2026 and 2025, the Company had amounts owing to Cheng You (the “Director Loan”) of nil and $126,706, respectively. The Director Loan represents funds advanced by the director to the Company primarily to support the Company’s operations and business development. The loan was unsecured, noninterest bearing and had no fixed repayment schedule. The outstanding balance was fully settled during the year ended June 30, 2026.

Note 12. Commitments and contingencies

From inception to date, the Company has not been a party to any legal proceedings, claims, or disputes arising in the ordinary course of business. As of June 30, 2026, the Company had no outstanding litigation, and there were no commitments or contingencies that management believes would have a material effect on the financial statements.

Note 13. Subsequent events

The Company evaluated all events and transactions that occurred after June 30, 2026, up through November 10, 2026, which is the date that these financial statements are issued, unless as disclosed elsewhere and below, there were no other material subsequent events occurred that would require recognition or disclosure in the Company’s financial statements.

On September 30, 2026, the shareholder of the Company entered into a stock purchase agreement (“SPA”) with Sino Green Land Corporation (“SGLA”), pursuant to which SGLA will acquire 80% of the equity interests of the Company for a total consideration of $1,800,000, payable 30% in cash ($540,000) and 70% in shares of SGLA’s common stock (2,100,000 shares at the fixed price of $0.60 per share). On November 4, 2026, SGLA completed the closing contemplated by the SPA, thereby acquiring 80% of the issued and outstanding capital stock of the Company, and paid and issued to the shareholder of the Company the first 40% of the total consideration, consisting of $216,000 in cash and 840,000 shares of SGLA’s common stock valued at $504,000.

F-19